Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF LIMITED PARTNERSHIP

OF RFS PARTNERSHIP, L.P.

Dated as of June 9, 1997

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF LIMITED PARTNERSHIP

OF RFS PARTNERSHIP, L.P.

To the Secretary of State of the State of Tennessee:

Pursuant to the provisions of the Tennessee Revised Uniform Limited Partnership Act, Section 61-2-201 et seq., the undersigned parties hereby execute this Certificate of Amendment to the Certificate of Limited Partnership:

1.             The name of the limited partnership is RFS Partnership, L.P. (the “Partnership”).

2.             The original Certificate of Limited Partnership of the Partnership was filed with the Office of the Secretary of State of Tennessee on August 3, 1993 and is recorded at File Number DW8500 in the office of the Register of Deeds of Shelby County, Tennessee (the “Certificate”).

3.             The Partnership’s address is hereby changed from 889 Ridge Lake Boulevard, Suite 100, Memphis, Tennessee 38120 to 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120.

4.             Except as modified and amended herein, the Certificate of Limited Partnership shall in all other respects remain in full force and effect.

5.             This document shall be effective upon filing by the Secretary of State of Tennessee.

IN WITNESS WHEREOF, the undersigned have executed this document effective as of the 9th day of June, 1997.

GENERAL PARTNER:

RFS HOTEL INVESTORS, INC.

By:	/s/ Michael J. Pascal
Michael J. Pascal
Secretary and Treasurer

STATE OF TENNESSEE

COUNTY OF SHELBY, to wit:

On the 19th day of June, 1997, personally appeared before me, Liz Stamey, a Notary Public of said County and State, Michael J. Pascal, who acknowledged himself to be Secretary and Treasurer or RFS Hotel Investors, Inc., the within named bargainor, and that he, as such Secretary and Treasurer, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Secretary and Treasurer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Liz Stamey
Notary Public

Notary Public Seal

My commission expires:

11/7/2000